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                                                                     (m)(1)(ii)

                              AMENDED SCHEDULE B

                              with respect to the

                          FOURTH AMENDED AND RESTATED
                         DISTRIBUTION AND SERVICE PLAN
                                      for
                               ING EQUITY TRUST

Name of Fund

ING Disciplined LargeCap Fund
ING Fundamental Research Fund
ING LargeCap Value Fund
ING MidCap Opportunities Fund
ING MidCap Value Choice Fund
ING MidCap Value Fund
ING Opportunistic LargeCap Fund
ING Principal Protection Fund
ING Principal Protection Fund II
ING Principal Protection Fund III
ING Principal Protection Fund IV
ING Principal Protection Fund V
ING Principal Protection Fund VI
ING Principal Protection Fund VII
ING Principal Protection Fund VIII
ING Principal Protection Fund IX
ING Principal Protection Fund X
ING Principal Protection Fund XI
ING Principal Protection Fund XII
ING Real Estate Fund
ING SmallCap Opportunities Fund
ING SmallCap Value Choice Fund
ING SmallCap Value Fund

Effective Date: November 9, 2006